Exhibit 10.5


                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


        AMENDMENT dated as of May 1, 2001 to EMPLOYMENT AGREEMENT dated as of May 1, 2000 by and between Cross Media Marketing Corporation, a Delaware corporation ("Employer") and RICHARD KAUFMAN ("Executive").

                                   BACKGROUND

        Employer and Executive are parties to an Employment Agreement dated as of May 1, 2000 (the "Employment Agreement") and desire to amend the Employment Agreement in certain respects. All capitalized terms used and not defined herein shall have the meanings given them in the Employment Agreement.

        NOW, THEREFORE, in consideration of the premises, the respective covenants and commitments of the parties hereto set forth in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.     The following definitions are amended and restated as follows:

               "Term" means the period from May 1, 2000 through December 31,
2003.

               "Year" means Year 2001, 2002 and 2003.

               "Year 2001" means the eight months ending December 31, 2001.

               "Year 2002" means the twelve months ending December 31, 2002.

               "Year 2003" means the twelve months ending December 31, 2003.

        2. Section 3 of the Employment Agreement is hereby amended and restated to read in full as follows:

                      "3. Employment Term. Unless terminated at an earlier date
               in accordance with Section 8 below, the term of Executive's employment hereunder shall commence on May 1, 2000 and shall continue until December 31, 2003. If Employer chooses not to extend this Agreement beyond December 31, 2003, Employer shall pay Executive a severance payment of $330,000, to be paid in 12 equal monthly installments beginning on January 1, 2004."

        3. Sections 5.1 and 5.2 of the Employment Agreement are hereby amended and restated to read in full as follows:

                      "5.1 Base Salary. Executive shall be entitled to a minimum annual base salary ("Salary") of $330,000. The Salary shall be paid in accordance with Employer's normal payment schedule for executive employees. The Salary shall be pro-rated for any Year which is less than twelve months.

                      5.2 Bonuses. (a) In each Year Executive shall be entitled
               to quarterly bonuses of a minimum of $25,000 and a maximum of $75,000. The actual amounts of the quarterly bonuses in Year 2001 will be based upon the Employer' s EBITDA results and applicable bonus amounts for each quarter as set forth on Exhibit A hereto, and in Years 2002 and 2003 will be based upon Employer's achieving the applicable quarterly performance goals set by the Board of Directors from time to time during each of such Years. All minimum quarterly bonuses shall be paid on the last day of each fiscal quarter during each Year and any additional quarterly bonuses shall be paid

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               by Employer to Executive quarterly in arrears within five (5)
               days after Employer' s filing of the SEC Form 10Q quarterly and SEC Form 10K annual periodic reports for each of such Years.

                      (b) Executive may be entitled to an annual bonus for each
               Year as follows: Executive's annual bonus for Year 2001 shall be $50,000 if Employer's consolidated revenues during its year ending December 31, 2001 are at least $100 million; Executive' s annual bonus for Years 2002 and 2003 shall be in amounts determined by the Board of Directors based upon Employer's achieving the annual performance goals set by the Board of Directors from time to time during each of such Years. The Year 2001 annual bonus, if payable, shall be paid on or before January 31, 2002, and the other annual bonuses will be paid by Employer to Executive within five (5) days after the Employer's filing of its SEC 10-K annual report required to be filed for each of such Years."

        4. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF DELAWARE AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SAID STATE.

        5. This Amendment (together with the Exhibit attached hereto, which hereby is incorporated by reference) contains the entire agreement of the parties hereto relating to the amendment of the terms of employment of Executive by Employer and the other matters discussed herein and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Amendment which are not set forth herein.

        6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        7. This Amendment will be effective as of the date first set forth above. Except as expressly amended hereby, the Employment Agreement remains unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                            CROSS MEDIA MARKETING CORPORATION


                                            By: /s/ Ronald Altbach
                                               --------------------------------

WITNESS:


-------------------------                   /s/ Richard Kaufman
                                            -----------------------------------
                                                  RICHARD KAUFMAN

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                                    EXHIBIT A



                                Quarterly        Quarterly Bonus
                              EBITDA (,000)

                          0 to $ 999           $25,000(1)
                          1,000 to 1,499         40,000
                          1,500 to 2,999         50,000
                          3,000 to 5,999         65,000
                          Over 6,000             75,000



     (1)       Guaranteed

     (2) EBITDA calculation to be done on a consolidated basis and to exclude any charges associated with changes to XMM capital structure or dividends paid to preferred or common shareholders